Exhibit h(16)

SIXTEENTH AMENDMENT TO THE SECOND AMENDED AND RESTATED
SECURITIES LENDING AGENCY AGREEMENT
BETWEEN
MASSMUTUAL SELECT FUNDS, MASSMUTUAL PREMIER FUNDS,
MML SERIES INVESTMENT FUND, and MML SERIES INVESTMENT FUND II
ON BEHALF OF THEIR RESPECTIVE INDIVIDUAL SERIES LISTED ON SCHEDULE A
AND
STATE STREET BANK AND TRUST COMPANY

This Sixteenth Amendment (this "Amendment") dated September 18, 2019 is between each of MASSMUTUAL SELECT FUNDS, MASSMUTUAL PREMIER FUNDS, MML SERIES INVESTMENT FUND, and MML SERIES INVESTMENT FUND II on behalf of their respective individual series listed on Schedule A to the Agreement (as defined below), which may be amended from time to time, (each a “Fund” or “Lender” hereunder) and STATE STREET BANK AND TRUST COMPANY, a trust company organized and existing under the laws of the Commonwealth of Massachusetts (the “Bank”) acting either directly or through its subsidiaries or affiliates.

Reference is made to a Second Amended and Restated Securities Lending Agency Agreement effective as of July 31, 2012, between the Funds and the Bank, as amended, and as in effect on the date immediately prior to giving effect to this Amendment (the "Agreement").

WHEREAS, each Fund and the Bank desire to amend Schedule A and the Approved Borrowers Schedule of the Agreement as set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1.       Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.       Amendments.

(i)	Schedule A (Schedule of Funds) to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule A attached to this Amendment.

(ii)	The Approved Borrowers Schedule to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Approved Borrowers Schedule attached to this Amendment.

3.       Representations and Warranties. Each party hereto represents and warrants that (a) it has the power to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Amendment constitutes a legal, valid and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Amendment will at all times comply with all applicable laws and regulations.

4.       Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect. This Amendment shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

5.       Effective Date. This Amendment is effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective corporate officers, thereunto duly authorized.

MASSMUTUAL SELECT FUNDS		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Renee Hitchcock	By:	/s/ Betsy Coyne
Name: Renee Hitchcock		Name: Betsy Coyne
Title: CFO and Treasurer		Title: Managing Director

MASSMUTUAL PREMIER FUNDS

By:	/s/ Renee Hitchcock
Name: Renee Hitchcock
Title: CFO and Treasurer

MML SERIES INVESTMENT FUND

By:	/s/ Renee Hitchcock
Name: Renee Hitchcock
Title: CFO and Treasurer

MML SERIES INVESTMENT FUND II

By:	/s/ Renee Hitchcock
Name: Renee Hitchcock
Title: CFO and Treasurer

SCHEDULE A

This Schedule is attached to and made part of the Second Amended and Restated Securities Lending Agency Agreement dated the 31st day of July, 2012 between each of MASSMUTUAL SELECT FUNDS, MASSMUTUAL PREMIER FUNDS, MML SERIES INVESTMENT FUND, and MML SERIES INVESTMENT FUND II on behalf of their respective individual series listed on Schedule A and STATE STREET BANK AND TRUST COMPANY, as amended.

MASSMUTUAL SELECT FUNDS

Fund Series Name	Tax Identification No.	Tax Year End
MassMutual Select BlackRock Global Allocation Fund	27-1028263	30-Sep
MassMutual Select Blue Chip Growth Fund	04-3556992	30-Sep
MassMutual Select Diversified Value Fund	01-0821120	30-Sep
MassMutual Select Equity Opportunities Fund	04-3512590	30-Sep
MassMutual Select Fundamental Growth Fund	04-3512593	30-Sep
MassMutual Select Fundamental Value Fund	04-3584138	30-Sep
MassMutual Select Growth Opportunities Fund	04-3512589	30-Sep
MassMutual Select Mid Cap Growth Fund	04-3512596	30-Sep
MassMutual Select Mid-Cap Value Fund	42-1710935	30-Sep
MassMutual Select Overseas Fund	04-3557000	30-Sep
MassMutual Select Small Cap Growth Equity Fund	04-3464205	30-Sep
MassMutual Select Small Cap Value Equity Fund	02-0769954	30-Sep
MassMutual Select Small Company Value Fund	04-3584140	30-Sep
MassMutual Select Strategic Bond Fund	26-0099965	30-Sep
MassMutual Select Total Return Bond Fund	27-2377446	30-Sep
MM MSCI EAFE® International Index Fund	45-5357167	30-Sep
MM Russell 2000® Small Cap Index Fund	45-5366542	30-Sep
MM S&P 500® Index Fund	04-3410047	30-Sep
MM S&P® Mid Cap Index Fund	45-5349772	30-Sep
MM Select Equity Asset Fund	81-3687454	30-Sep
MassMutual Select T. Rowe Price Bond Asset Fund	82-3301781	30-Sep
MassMutual Select T. Rowe Price Emerging Markets Bond Fund	82-3289468	30-Sep
MassMutual Select T. Rowe Price International Equity Fund	82-3309453	30-Sep
MassMutual Select T. Rowe Price Large Cap Blend Fund	82-3553535	30-Sep
MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund	82-3598589	30-Sep
MassMutual Select T. Rowe Price Real Assets Fund	82-3369498	30-Sep
MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund	82-3569301	30-Sep
MassMutual Select T. Rowe Price U.S. Treasury Long-Term Fund	82-3584058	30-Sep

MASSMUTUAL PREMIER FUNDS

Fund Series Name	Tax Identification No.	Tax Year End
MassMutual Premier Balanced Fund	04-3212054	30-Sep
MassMutual Premier Core Bond Fund	04-3277549	30-Sep
MassMutual Premier Disciplined Growth Fund	04-3539084	30-Sep
MassMutual Premier Disciplined Value Fund	04-3539083	30-Sep
MassMutual Premier Diversified Bond Fund	04-3464165	30-Sep
MassMutual Premier Global Fund	51-0529334	30-Sep
MassMutual Premier High Yield Fund	04-3520009	30-Sep
MassMutual Premier Inflation-Protected and Income Fund	03-0532475	30-Sep
MassMutual Premier International Equity Fund	04-3212044	30-Sep
MassMutual Premier Main Street Fund	51-0529328	30-Sep
MassMutual Premier Short-Duration Bond Fund	04-3212057	30-Sep
MassMutual Premier Small Cap Opportunities Fund	04-3424705	30-Sep
MassMutual Premier Strategic Emerging Markets Fund	26-3229251	30-Sep

MML SERIES INVESTMENT FUND

Fund Series Name	Tax Identification No.	Tax Year End
MML Blue Chip Growth Fund	05-0633800	31-Dec
MML Equity Income Fund	03-0584493	31-Dec
MML Equity Index Fund	04-3365021	31-Dec
MML Focused Equity Fund	45-3612851	31-Dec
MML Foreign Fund	05-0633812	31-Dec
MML Fundamental Growth Fund	45-3612938	31-Dec
MML Fundamental Value Fund	27-2959469	31-Dec
MML Global Fund	05-0633810	31-Dec
MML Growth & Income Fund	05-0633799	31-Dec
MML Income & Growth Fund	05-0633797	31-Dec
MML International Equity Fund	46-4257056	31-Dec
MML Large Cap Growth Fund	05-0633801	31-Dec
MML Managed Volatility Fund	04-3513013	31-Dec
MML Mid Cap Growth Fund	05-0633806	31-Dec
MML Mid Cap Value Fund	05-0633805	31-Dec
MML Small Cap Growth Equity Fund	04-3464208	31-Dec
MML Small Company Value Fund	26-4101700	31-Dec
MML Small/Mid Cap Value Fund	05-0633808	31-Dec
MML Total Return Bond Fund	27-2959552	31-Dec

MML SERIES INVESTMENT FUND II

Fund Series Name	Tax Identification No.	Tax Year End
MML Asset Momentum Fund	47-3517233	31-Dec
MML Blend Fund	04-2808313	31-Dec
MML Dynamic Bond Fund	47-3529636	31-Dec
MML Equity Fund	04-2476032	31-Dec
MML Equity Rotation Fund	47-3544629	31-Dec
MML High Yield Fund	27-1932691	31-Dec
MML Inflation-Protected and Income Fund	11-3646937	31-Dec
MML Managed Bond Fund	04-2741778	31-Dec
MML Short-Duration Bond Fund	27-1932589	31-Dec
MML Small Cap Equity Fund	04-3420558	31-Dec
MML Special Situations Fund	47-3559064	31-Dec
MML Strategic Emerging Markets Fund	26-2997645	31-Dec

This Schedule is attached to and made part of the Second Amended and Restated Securities Lending Agency Agreement dated the 31st day of July, 2012 between each of MASSMUTUAL SELECT FUNDS, MASSMUTUAL PREMIER FUNDS, MML SERIES INVESTMENT FUND, and MML SERIES INVESTMENT FUND II on behalf of their respective individual series listed on Schedule A and STATE STREET BANK AND TRUST COMPANY, as amended.

Approved Borrowers Schedule

Australia

Australia and New Zealand Banking Group Ltd.

Commonwealth Bank of Australia

National Australia Bank Ltd.

Westpac Banking Corporation

Canada

Canadian Imperial Bank of Commerce

Royal Bank of Canada

Toronto-Dominion Bank

France

BNP Paribas SA

Natixis (London Branch)

Societe Generale SA

Germany

Deutsche Bank AG

Netherlands

Cooperatieve Rabobank U.A. (AKA Rabobank Nederland)

Switzerland

UBS AG

U.K.

Barclays Bank plc

Goldman Sachs International

ING Bank N.V. (London Branch)

Morgan Stanley & Co. International plc.

NatWest Markets Plc

Approved Borrowers Schedule Continued

U.S.

Barclays Capital Inc.

BMO Capital Markets Corp.

BofA Securities, Inc.

BNP Paribas Securities Corporation

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co.

ING Financial Markets LLC

JP Morgan Securities LLC.

Macquarie Capital (USA) Inc.

Morgan Stanley & Co. LLC

National Financial Services LLC.

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

SG Americas Securities LLC

Societe Generale, New York Branch

UBS Securities LLC

Wells Fargo Bank National Association